UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016 (December 28, 2016)

Lumber Liquidators Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33767 (Commission File Number)	27-1310817 (IRS Employer Identification No.)

3000 John Deere Road, Toano, Virginia 23168

(Address of Principal Executive Offices) (Zip Code)

(757) 259-4280

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2016, Lumber Liquidators Holdings, Inc. (the “Company”), after concluding that it was appropriate to move Mr. Thomas D. Sullivan from an employee director to a non-employee director to more closely align with the go forward role that Mr. Sullivan would be performing for the Company, eliminated Mr. Sullivan’s position as an employee of the Company effective as of December 31, 2016. Following that decision, Mr. Sullivan submitted his resignation as a director of the Company effective as of December 31, 2016, which the board of directors accepted.

Mr. Sullivan founded the Company in 1994 when he identified the opportunity to sell surplus building materials at heavily discounted prices. Thanks to Mr. Sullivan's vision and perseverance, today, with more than 370 locations, the Company is North America's largest specialty retailer of hardwood flooring. The Company expresses its enormous respect, admiration and gratitude to Mr. Sullivan for the wisdom and guidance he provided to the Company over his many years of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2016

LUMBER LIQUIDATORS HOLDINGS, INC.

By:	/s/ Dennis R. Knowles
Dennis R. Knowles
President and Chief Executive Officer